Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38530, 333-69486, 333-96893, 333-109992, 333-120147 and 333-155393) of Southwall Technologies Inc. of our report dated March 24, 2010, relating to the consolidated financial statements and financial statement schedule as of December 31, 2009 and for each of the two years in the period ended December 31, 2009, which appears in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
March 28, 2011